As filed with the Securities and Exchange Commission on June 28, 2016

Registration No. 333-8626

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 2
to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOTAL S.A.

(Exact name of registrant as specified in its charter)

Republic of France	98-0227345
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Phone: +33 (0)1 47 44 45 46

(Address of principal executive offices) (Zip code)

TOTAL PETROCHEMICALS & REFINING USA, INC.
CAPITAL ACCUMULATION PLAN

(Full Title of the Plans)

Ms. Elizabeth Matthews

TOTAL Holdings USA, Inc.

1201 Louisiana Street, Suite 1800

Houston, Texas 77002

(713) 483-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer (Do not check if a small reporting company) ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-8626) filed by TOTAL S.A. (the “Registrant”) is being filed to terminate the effectiveness of this Registration Statement. The offering of securities pursuant to this registration statement has been completed and no securities registered under this Registration Statement remain to be sold.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 2 to a Registration Statement on Form S-8 (File No. 333-8626) and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France, on June 28, 2016.

TOTAL S.A.

By:	/s/ HUMBERT DE WENDEL
Name:	Humbert de Wendel
Title:	Treasurer